Exhibit 99.1

Dr. Carlo Papa Appointed to Board of Directors of Odysight.ai

OMER, Israel, September 20, 2024 — Odysight.ai Inc. (OTCQB: ODYS), a pioneer in AI driven Predictive Maintenance (PdM) and Condition-Based Monitoring (CBM), is pleased to announce the appointment of Dr. Carlo Papa, to its board of directors.

Dr. Papa brings over two decades of experience and strategic leadership within the energy and finance sectors, along with vast practice knowledge in innovation with focus on climate change mitigation and energy transition that could be instrumental in helping accelerate Odysight’s expansion into new verticals. Dr. Papa currently serves as a Senior Fellow at the Columbia Center on Sustainable Investment at Columbia University and as a member of the Impact Advisory Board of SACE, the Italian export credit agency. Until recently, Dr. Papa served as Managing Director of a major Italian think-tank, where he played an active role in forming international partnerships within academia and research centers and helped execute major scientific projects at the crossroads of energy, climate and finance. His work spans ESG strategy and operation, with a key focus on advancing energy transition innovation projects and contributing to major scientific initiatives, including the first G20 Climate Atlas and and the World Meteorological Organization State of Climate Services for Energy report. Dr. Papa’s extensive background will bring valuable insights to Odysight.ai as the Company advances its leadership in Predictive Maintenance and AI-driven solutions to new markets and verticals.

Prof. Benad Goldwasser, Chairman of the Board, said, “We are delighted to welcome Dr. Papa to our board of directors. His appointment further strengthens our board’s ability to guide Odysight.ai’s strategic growth in our target markets, paving the way for the Company’s continued growth and success.”

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding the impact of Dr. Papa’s board appointment, including on the Company’s future growth and success. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xv) political, economic and military instability in Israel, including the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654